10(D)(1)

AMENDMENT NO. 1

to the

SERVOTRONICS, INC.

2000 EMPLOYEES STOCK OPTION PLAN

WHEREAS, Servotronics, Inc. (the “Company”), established the Servotronics, Inc. 2000 Employees Stock Option Plan (the “Plan”), and

WHEREAS, the Board of Directors of the Company reserved the right to amend the Plan at any time, provided the amendment does not adversely affect any right of any holder of an option already granted without such optionee’s consent; and

WHEREAS, the Board of Directors has approved the amendment of the Plan set forth below.

NOW, THEREFORE, the Plan is amended as follows:

1. Section 6 of the Plan is hereby amended by adding to the end thereof a new subsection (j), as follows:

j.           Each Key Employee to whom a non-qualified stock option is granted pursuant to this Plan may, in the Optionee's sole discretion, offer to surrender to the Company some or all of such Options that are currently exercisable in exchange for a payment by Company check not exceeding the aggregate current Fair Market Value of the shares of the Company's Common Stock which would have been issuable upon the exercise of the Options offered for surrender, less the aggregate exercise price of such Options plus a single transaction fee of $350.  The Company, in its sole discretion, may accept or reject the Optionee's offer.  The Chief Executive Officer of the Company, or any person to whom he delegates this authority, is authorized on behalf of the Company, to accept or reject the Optionee's offer in his or her sole discretion.  If the Company does not accept the Optionee's offer, the Optionee will retain such Options, which will remain exercisable according to their terms and, before expiration, may again be offered by the Optionee at the Optionee's discretion for surrender to the Company by Optionee (if not previously exercised) in accordance with the preceding provisions of this subsection (j).”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed as of February 22, 2010.

SERVOTRONICS, INC.

/s/ Dr. Nicholas D. Trbovich, President

By:	Dr. Nicholas D. Trbovich
President